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                                                                 Exhibit (a)(iv)

                         LASALLE PARTNERS FUNDS, INC.

                             ARTICLES OF AMENDMENT
                CHANGING NAME OF CORPORATION AND NAME OF SERIES
                       PURSUANT TO MGCL SECTION 2-605(a)

     Lasalle Partners Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "LaSalle Investment Management Funds, Inc."

     SECOND: The Charter of the Corporation is hereby amended to provide that the name of the LaSalle Partners U.S. Real Estate Fund series of Common Stock of the Corporation is changed to "LaSalle U.S. Real Estate Fund."

     THIRD: The amendment does not change the outstanding capital stock of the corporation or the aggregate par value thereof.

     FOURTH: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605(a) of the Maryland General Corporation Law.

     FIFTH: These Articles shall become effective at 5:00 p.m. on December 10, 1999.
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     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 7th day of December, 1999.


                              LASALLE PARTNERS FUNDS, INC.

                              By:  /s/ William K. Morrill
                                   -----------------------------------------
                              William K. Morrill
                              President

WITNESS:

/s/ Stephen A. Smith
------------------------
Stephen A. Smith
Secretary

     THE UNDERSIGNED, the President of LaSalle Partners Funds, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                              /s/ William K. Morrill
                              ---------------------------------------------
                              William K. Morrill
                              President

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